Exhibit 10.2

GUARANTY

This Guaranty (this “Agreement”) dated as of November 1, 2010 is made by Frontier Oil Corporation, a Wyoming corporation (the “Guarantor”), in favor of BNP Paribas Energy Trading GP, a Delaware general partnership (“BNPP ET”), and BNP Paribas Energy Trading Canada Corp., an Alberta corporation (“BNPP ETC”), as applicable (BNPP ET and BNPP ETC collectively referred to herein as “BNP Energy Trading”).  Each of the Parties may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

1.           This Agreement is being executed and delivered in connection with that certain Master Crude Oil Purchase and Sale Contract dated as of even date herewith (the “Purchase and Sale Contract”) by and among BNP Energy Trading, as seller, and Frontier Oil and Refining Company, as purchaser (the “Purchaser”).

2.           The Guarantor represents it is the parent company of the Purchaser.

3.           The Guarantor acknowledges that it will substantially benefit from the Purchase and Sale Contract.

4           To induce BNPP ET and BNPP ETC to enter into the Purchase and Sale Contract, the Purchaser desires that the Guarantor guarantee the Purchaser’s payment and performance under the Purchase and Sale Contract.

5.           The Guarantor desires to guarantee the Purchaser’s payment and performance under the Purchase and Sale Contract upon the terms and conditions set forth herein.

AGREEMENT

For and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Guarantor does hereby stipulate and agree as follows:

1.           The Guaranty.  Subject to the last sentence of this Section 1, the Guarantor hereby irrevocably and unconditionally guarantees to BNP Energy Trading the full and timely payment and performance and discharge by the Purchaser of all obligations and liabilities of the Purchaser now existing or hereafter arising under the Purchase and Sale Contract (the “Guaranteed Obligations”) and hereby agrees that if the Purchaser shall fail timely to pay, perform and discharge in full any obligation or liability in accordance with the terms of the Purchase and Sale Contract, the Guarantor shall be liable to BNP Energy Trading for such obligation or liability, and, as such, if the Purchaser fails to pay, perform and discharge any of the Guaranteed Obligations in accordance with the terms of the Purchase and Sale Contract, the Guarantor will, within three (3) days after written notice of such failure to the Guarantor by BNP Energy Trading, pay, perform and discharge any such Guaranteed Obligation, as the case may be, as such payment, performance and discharge is required to be made or done by the Purchaser pursuant to the terms of the Purchase and Sale Contract.  The guarantee in the preceding sentence is an absolute, present and continuing guarantee of payment and performance of obligations and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Purchaser or upon any other action, occurrence or circumstance whatsoever.  It shall not be necessary for BNP Energy Trading, in order to enforce such payment and performance by the Guarantor, first to institute suit or exhaust its remedies against the Purchaser or any other person liable with respect to any Guaranteed Obligations.

2.           Obligations Absolute.  The obligations of the Guarantor to BNP Energy Trading hereunder shall be absolute, continuing and unconditional and shall not be released, discharged or in any way affected by (except to the extent the Purchaser is so affected other than as set forth in (e) and (j)  below), any of the following:

(a)           any amendment to, modification of, or supplement to the Purchase and Sale Contract or any assignment or transfer of any rights or obligations thereunder;

(b)           any release, consent or waiver, by operation of law or otherwise, of the payment, performance or observance by the Purchaser or any other person of any express or implied agreement, covenant, term, obligation or condition under the Purchase and Sale Contract;

(c)           any extension of the time for the payment of all or any portion of any sums payable under the Purchase and Sale Contract or the extension of time for the payment or performance of any obligations under, arising out of or in connection with the Purchase and Sale Contract;

(d)           any failure, omission, delay or lack of diligence on the part of BNP Energy Trading or any other person to enforce, assert or exercise, or any waiver of, any right, privilege, power or remedy conferred on BNP Energy Trading  or any other person by the Purchase and Sale Contract, or any action on the part of BNP Energy Trading or such other person granting indulgence or extension of any kind;

(e)           any bankruptcy, insolvency, readjustment, composition, liquidation, dissolution or similar proceeding or any other defense that may arise in connection with any such proceeding with respect to the Purchaser, the Guarantor or any other person;

(f)           any change in the corporate or partnership structure, existence or ownership of the Guarantor, the Purchaser or BNP Energy Trading, or any sale, lease or transfer of any or all of the assets of the Guarantor or the Purchaser to any person;

(g)           any failure on the part of the Purchaser for any reason to comply with or perform any of the terms of any other agreement with the Guarantor;

(h)           the settlement or compromise of any Guaranteed Obligations;

(i)           any law, regulation or order hereafter in effect in any jurisdiction affecting any of the rights under or terms of the Purchase and Sale Contract; or

(j)           any other circumstance that might otherwise constitute a legal or equitable discharge of the Purchaser.

3.           Waiver.  With respect to BNP Energy Trading, the Guarantor unconditionally waives, to the fullest extent permitted by law: (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon, of demand, and of the defaults by the Purchaser in the payment or performance of any Guaranteed Obligations, and of any of the matters referred to in Section 2; (b) all notices that may otherwise be required by statute, rule of law or otherwise to preserve any of the rights of BNP Energy Trading against the Guarantor, including presentment to or demand for payment from the Purchaser or the Guarantor, or notice to the Purchaser of claims with a court in the event of the bankruptcy of the Purchaser; and (c) any requirement of diligence on the part of BNP Energy Trading.

4.           Reinstatement of Guaranty.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time any payment, in whole or in part, made by the Purchaser or the Guarantor to BNP Energy Trading in respect of any Guaranteed Obligations is rescinded or must otherwise be restored or returned by BNP Energy Trading  upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Purchaser, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Purchaser or any substantial part of its property, or otherwise, all as though such payments had not been made and, to the extent permitted by applicable law, in such event, the Guarantor shall be liable to BNP Energy Trading for an amount equal to the payment that has been rescinded or returned, and, as such, the Guarantor shall pay to BNP Energy Trading such amount equal to the payment that has been rescinded or returned within three (3) days after written demand therefor has been made to the Guarantor by BNP Energy Trading.  BNP Energy Trading shall not be required to litigate or otherwise dispute its obligation to make such repayments if it in good faith believes that such obligation exists and has so made such repayments.

5.           Representations, Covenants and Warranties of the Guarantor.  As of the date hereof, the Guarantor represents, covenants and warrants that it is Solvent (as defined below) and able to pay its respective debts as they mature, and owns assets and property which in the aggregate have a fair value greater than the amount required to pay its debts as they mature.  “Solvent”  means with respect to the Guarantor (a) the fair value of the property of the Guarantor exceeds its total liabilities including, without limitation, contingent liabilities, (b) the present fair saleable value of the assets of the Guarantor is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured, (c) the Guarantor does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (d) the Guarantor is not engaged, and is not about to engage, in business or a transaction for which its property would constitute unreasonably small capital.

6.           Subordination. The Subordinated Debt (as defined below) is expressly subordinated to the full and final payment of the Guaranteed Obligations.  The Guarantor may accept payment of Subordinated Debt so long as no default or circumstance that with the passage of time would result in a default exists, but the Guarantor agrees not to accept any payment of any Subordinated Debt from the Purchaser if a default or circumstance that with the passage of time would result in a default exists under the Purchase and Sale Contract. If the Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, the Guarantor shall hold that payment in trust for BNP Energy Trading  and promptly turn it over to BNP Energy Trading, in the form received (with any necessary endorsements), to be applied to the Guaranteed Obligations.  “Subordinated Debt” means all present and future payment obligations of the Purchaser to the Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to the Guarantor, (c) held by or are to be held by the Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

7.           Subrogation and Contribution. Until all obligations under the Purchase and Sale Contract have expired or been canceled, and the Guaranteed Obligations have been fully paid and performed (the “Deferment Date”) (a) the Guarantor may not assert, enforce, or otherwise exercise any right of subrogation to any of the rights of BNP Energy Trading or any other beneficiary against the Purchaser or any other obligor on the Guaranteed Obligations or any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against the Purchaser or any other obligor on any Guaranteed Obligations or any guarantor of it, and (b) the Guarantor defers all of the foregoing rights (whether they arise in equity, under contract, by statute, under common law, or otherwise) until the Deferment Date.

8.           Notices.  All notices, requests, demands, claims, and other communications hereunder (“Notice”) shall be in writing and shall be (i) delivered personally, (ii) mailed by registered or certified mail, postage prepaid and return receipt requested, (iii) by facsimile or (iv) by electronic mail as set forth below:

If to the Guarantor:                               Frontier Oil Corporation
10000 Memorial Drive, Suite 600
Houston, TX 77024-0616
Attn: Doug Aron, Vice President – Corporate Finance
Facsimile:  713-688-0616
Telephone: 713-688-5628

with a copy to:                                      Frontier Oil Corporation
                10000 Memorial Drive, Suite 600
Houston, TX 77024-0616
Attn: Currie Bechtol, General Counsel
Facsimile:  713-688-0616
                Telephone: 713-688-0881

If to BNPP ET:                                       BNP Paribas Energy Trading GP
1100 Louisiana, Suite 4900
Houston, TX 77002
Attention:  Legal
Telephone No.:  713-393-6882
Telecopier No.:  713-393-6992

with a copy to:                                      BNP Paribas
Energy Commodities Export Project
787 Seventh Avenue
New York, NY  10019
Attn:  Keith Cox
Facsimile:  212-841-2536
Telephone:  212-841-2575

If to BNPP ETC:                                    BNP Paribas Energy Trading Canada Corp.
Suite 1230, 335 - 8th Avenue S.W.
Calgary, Alberta  T2P 1C9
Attention:  Secretary
Telephone No.:  [_______________]
Telecopier No.:  [_______________]

with a copy to:                                      BNP Paribas
Energy Commodities Export Project
787 Seventh Avenue
New York, NY  10019
Attn:  Keith Cox
Facsimile:  212-841-2536
Telephone:  212-841-2575

Notice given by personal delivery or mail shall be effective upon actual receipt.  Notice given by telecopy or electronic mail shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.  All Notices by facsimile or electronic mail shall be confirmed promptly after transmission in writing by certified mail or personal delivery.    Any Party may change the address to which Notices are to be delivered by giving the other Party notice in the manner herein set forth.

9.           Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. All references herein to Sections or subdivisions thereof shall refer to the corresponding Section or subdivision thereof of this Agreement unless specific reference is made to such sections or subdivisions of another document or instrument. The terms “herein,” “hereby,” “hereunder,” “hereof,” “hereinafter,” and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of the Agreement in which such word is used.

10.           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.           Entire Agreement; Amendment. THIS AGREEMENT (INCLUDING THE DOCUMENTS REFERRED TO HEREIN) CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDES ANY PRIOR UNDERSTANDINGS, AGREEMENTS, OR REPRESENTATIONS BY OR AMONG THE PARTIES, WRITTEN OR ORAL, TO THE EXTENT THEY HAVE RELATED IN ANY WAY TO THE SUBJECT MATTER HEREOF.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Guarantor and BNP Energy Trading.

12.           Term of Agreement.  This Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until the earlier to occur of:  (i) all of the Purchase and Sale Contract shall have terminated or expired, or all of the Guaranteed Obligations shall be indefeasibly paid in full in cash or otherwise performed and discharged in full, or (ii) upon written consent of the Guarantor  and BNP Energy Trading.

13.           Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing or on behalf of the Guarantor in connection herewith shall survive the execution and delivery of this Agreement.

14.           Governing Law; Waiver of Jury Trial.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b)           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

15.           Attorneys’ Fees.  In the event of any litigation or other proceedings to enforce this Agreement, the prevailing Party or Parties shall be entitled to recover all reasonable attorneys’ fees and expenses incurred in connection therewith.

16.           Collective Reference to BNP Energy Trading.     The Parties hereto acknowledge that BNPP ET and BNPP ETC are each considered a seller under the Purchase and Sale Contract; however, given that BNPP ET and BNPP ETC are affiliates and each is a subsidiary of BNP Paribas, and that the Guarantor’s guarantee under this Agreement applies to each, the Parties have chosen to refer to them collectively for convenience.

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IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed and delivered as of the date and year first written in the preamble to this Agreement.

FRONTIER OIL CORPORATION

By:   /s/ Doug S. Aron
                                                                 Doug S. Aron
                                                                 Executive Vice President and Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED

BNP PARIBAS ENERGY TRADING GP

By:        /s/ Nicolas Blanchy
Name:   Nicolas Blanchy
Title:     Chief Executive Officer

By:         /s/ Jennifer Jackson
Name:    Jennifer Jackson
Title:      Chief Financial Officer and Treasurer

BNP PARIBAS ENERGY TRADING CANADA CORP.

By:         /s/ Bruce Bianchini
Name:    Bruce Bianchini
Title:      Chief Executive Officer and Director

By:          /s/ Daniel Grenier
Name:     Daniel Grenier
Title:       Director